As filed with the Securities and Exchange Commission on August 1, 2000
                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                             PINNACLE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

          California                                            94-3003809
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                             280 North Bernardo Ave.
                         Mountain View, California 94043
                                 (650) 526-1600
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                           principal executive offices

                                   ----------

                        INDIVIDUAL OPTIONS GRANTED UNDER
                  AVID SPORTS, INC. 1999 STOCK OPTION PLAN AND
                  THE AVID SPORTS, INC. 2000 STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

                                 Mark L. Sanders
                      President and Chief Executive Officer
                             Pinnacle Systems, Inc.
                            280 North Bernardo Avenue
                         Mountain View, California 94043
                                 (650) 526-1600
(Name, address, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                           Paul J. Hartnett, Jr., Esq.
                         Brown, Rudnick, Freed & Gesmer
                              One Financial Center
                                Boston, MA 02111
                                 (617) 856-8200

                                   ----------

                                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
 Title of Each Class of Securities to be    Amount to be       Proposed       Proposed Maximum      Amount of
               Registered                   Registered         Maximum            Aggregate        Registration
                                                (1)         Offering Price     Offering Price          Fee
                                                            Per Share (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                    138,310           $7.6406        $1,056,771.39          $278.99
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Avid Sports, Inc. 2000 Stock Option Plan and the Avid Sports, Inc. 1999 Stock Option Plan.

(2) Calculated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on July 28, 2000.

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         Pinnacle Systems, Inc., which is referred to herein as the "Registrant," incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed September 27, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, filed November 15, 1999 pursuant to Section 13 of the 1934 Act;

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, filed February 14, 2000 pursuant to Section 13 of the 1934 Act;

         (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed May 15, 2000 pursuant to Section 13 of the 1934 Act;

         (e) The Registrant's Current Report on Form 8-K filed August 13, 1999, as amended by the Registrant's Current Report on Form 8-K/A filed October 15, 1999, relating to the Registrant's acquisition of certain assets from Hewlett-Packard Company;

         (f) The Registrant's Current Report on Form 8-K filed April 13, 2000, relating to its acquisitions of Puffin Designs, Inc., Digital Editing Services, Inc. and Montage Group, Ltd.;

         (g) The Registrant's Current Report on Form 8-K filed July 14, 2000, relating to the Registrant's acquisition of Avid Sports, Inc.;

         (h) The Registrant's Current Report on Form 8-K filed July 27, 2000, relating to (i) the Registrant's announcement of preliminary sales and earnings for the fourth quarter of Fiscal 2000, (ii) the Registrant's announcement that it was denying allegations in a lawsuit, and (iii) the Registrant's announcement of financial results for the fourth quarter of Fiscal 2000.

         (i) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on September 9, 1994; and

         (j) The description of the Registrant's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A as filed with the Commission on December 19, 1996, as amended May 19, 1998.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

         As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

         Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

         On July 18, 2000, a lawsuit entitled Jiminez v. Pinnacle Systems, Inc., et al., No. 00-CV-2596 was filed in the United States District Court for the Northern District of California against the Registrant and certain officer and director defendants. The action is a putative class action and alleges that defendants violated the federal securities laws by making false and misleading statements concerning the Registrant's business prospects during an alleged class period of April 18, 2000 through July 10, 2000. The complaint does not specify damages. We have publicly announced that we intend to defend the case vigorously. It is possible that the officer and director defendants named in this lawsuit may seek indemnification from the Registrant with respect to this claim.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.


Exhibit Number                         Documents
--------------                         ---------
4.1 Avid Sports, Inc. 2000 Stock Option Plan and form of agreement thereunder.

4.2 Avid Sports, Inc. 1999 Stock Option Plan and form of agreement thereunder.

5.1 Opinion of Brown, Rudnick, Freed & Gesmer as to legality of securities being registered.

23.1           Consent of KPMG LLP, independent certified public accountants.

23.2           Consent of Brown,  Rudnick,  Freed & Gesmer (contained in Exhibit
               5.1).

23.3           Consent of Wilson Sonsini Goodrich & Rosati

24.1 Power of Attorney (contained in the signature page to this Registration Statement).


Item 9. Undertakings.

         (a) Rule 415 offering.

           The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filing   incorporating   subsequent   Exchange  Act  documents  by
reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Request  for   acceleration   of  effective   date  or  filing  of
registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Pinnacle Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 28th day of July, 2000.


                               PINNACLE SYSTEMS, INC.

                               By: /s/ Mark L. Sanders
                                   ----------------------------------
                                   Mark L. Sanders
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Mark L. Sanders and Arthur D. Chadwick his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                     Title                               Date

/s/ Mark L. Sanders                      President, Chief Executive Officer and         July 28, 2000
--------------------------------         Director (Principal Executive Officer)
(Mark L. Sanders)

/s/ Arthur D. Chadwick                   Vice President, Finance and                    July 28, 2000
--------------------------------         Administration and Chief Financial
(Arthur D. Chadwick)                     Officer (Principal Financial and
                                         Accounting Officer)

/s/ Ajay Chopra                          Chairman of the Board and Vice                 July 28, 2000
--------------------------------         President, General Manager, Desktop
(Ajay Chopra)                            Products

/s/ Glenn E. Penisten                    Director                                       July 28, 2000
--------------------------------
(Glenn E. Penisten)

/s/ Charles J. Vaughan                   Director                                       July 28, 2000
--------------------------------
(Charles J. Vaughan)

/s/ John Lewis                           Director                                       July 28, 2000
--------------------------------
(John Lewis)

/s/ L. Gregory Ballard                   Director                                       July 28, 2000
--------------------------------
(L. Gregory Ballard)

/s/ L. William Krause                    Director                                       July 28, 2000
--------------------------------
(L. William Krause)

                                INDEX TO EXHIBITS

Exhibit
Number                                     Documents
------                                     ---------
   4.1 Avid Sports, Inc. 2000 Stock Option Plan and form of agreement thereunder.

   4.2 Avid Sports, Inc. 1999 Stock Option Plan and form of agreement thereunder.

   5.1 Opinion of Brown, Rudnick Freed & Gesmer as to legality of securities being registered.

  23.1         Consent of KPMG LLP, independent certified public accountants.

  23.2         Consent of Counsel (contained in Exhibit 5.1).

  23.3         Consent of Wilson Sonsini Goodrich & Rosati

  24.1 Power of Attorney (included in the signature page to this Registration Statement)